UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

THE CATO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC	28273-5975

(Address of Principal Executive Offices)	(Zip Code)

(704) 554-8510

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On May 26, 2005, The Cato Corporation (the “Company”) issued a press release announcing a 3-for-2 stock split in the form of a stock dividend of its Class A and Class B common stock. The stock split will entitle all shareholders of record at the close of business on June 13, 2005 to receive one additional share of Class A common stock for every two shares of Class A common stock held on that date and one additional share of Class B common stock for every two shares of Class B common stock held on that date. The Company expects to distribute the shares to be issued as a result of the split on June 27, 2005.

     Further, the Company announced the declaration of an increase in its regular quarterly cash dividend to an annualized rate of $.78 per share on a pre-split basis. On a post-split basis, the annualized rate is $.52 per share. The dividend will be paid on a post-split basis at a quarterly rate of $.13 per share with the first payable date of June 27, 2005 to shareholders of record of Class A and Class B common stock on June 13, 2005.

     A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Cato Corporation dated May 26, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

May 31, 2005 Date	/s/ John P. Derham Cato John P. Derham Cato Chairman, President and Chief Executive Officer

May 31, 2005 Date	/s/ Michael O. Moore Michael O. Moore Executive Vice President Chief Financial Officer and Secretary

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